Exhibit 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of ECO2 Plastics, Inc. (f.k.a., Itec Environmental Group, Inc.), a Delaware corporation (the "Company"), on Form 10-QSB for the period ended June 30, 2007, as filed with the Securities and Exchange Commission (the "Report"), Rodney S. Rougelot, Interim Chief Financial Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Rodney S. Rougelot
By: Rodney S. Rougelot Its: Interim Chief Financial Officer

August 14, 2007

[A signed original of this written statement required by Section 906 has been provided to ECO2 Plastics, Inc. (f.k.a., Itec Environmental Group, Inc.) and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.]